EXHIBIT (a)(1)(G)
Personalized Addendum E-mail – Dates may change if expiration date of offer is extended
November 22, 2006 – Day the Offer Commences
     Please find attached a personalized addendum containing information regarding your eligible option(s). The Offer to Amend will expire at 5:00 p.m., Mountain Time, on December 21, 2006 unless we extend the offer.
     If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile or e-mail, by 5:00 p.m., Mountain Time, on December 21, 2006 by:
Tammy Honnas
Amkor Technology, Inc.
Fax: (480) 722-0676
E-mail: 409A@amkor.com
     Only responses that are complete, signed and actually received by Tammy Honnas by the deadline will be accepted. Responses submitted by any other means, including hand delivery, are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Tammy Honnas at phone number (480) 821-2408. If you have questions about the terms of this offer affecting your options, please direct them to Jerry Allison at:
Jerry Allison
Amkor Technology, Inc.
Tel: (480) 821-5000
E-mail: 409A@amkor.com
     This notice does not constitute the Offer to Amend. The full terms of the offer are described in (1) the Offer to Amend; (2) the e-mail from James J. Kim, dated November 22, 2006; (3) the election form; (4) the withdrawal form, (5) the presentation by Deloitte & Touche LLP describing the Offer to Amend, and (6) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through Amkor’s intranet site at http://aanet.amkor.com/, or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may access your personalized addendum by contacting Tammy Honnas at phone number (480) 821-2408, at extension 5144.

EXHIBIT (a)(1)(G)
November __, 2006 — One Week after Offer Commences
     We have just completed week one of the Amkor Technology, Inc. Offer to Amend the Exercise Price of Certain Options (referred to as the “Offer to Amend”). The Offer to Amend will expire at 5:00 p.m., Mountain Time, on December 21, 2006 unless we extend the offer.
     If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile or e-mail, by 5:00 p.m., Mountain Time, on December 21, 2006 by:
Tammy Honnas
Amkor Technology, Inc.
Fax: (480) 722-0676
E-mail: 409A@amkor.com
     Only responses that are complete, signed and actually received by Tammy Honnas by the deadline will be accepted. Responses submitted by any other means, including hand delivery, are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Tammy Honnas at phone number (480) 821-2408. If you have questions about the terms of this offer affecting your options, please direct them to Jerry Allison at:
Jerry Allison
Amkor Technology, Inc.
Tel: (480) 821-5000
E-mail: 409A@amkor.com
     This notice does not constitute the Offer to Amend. The full terms of the offer are described in (1) the Offer to Amend; (2) the e-mail from James J. Kim, dated November 22, 2006; (3) the election form; (4) the withdrawal form, (5) the presentation by Deloitte & Touche LLP describing the Offer to Amend, and (6) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through Amkor’s intranet site http://aanet.amkor.com/, or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may access your personalized addendum by contacting Tammy Honnas at phone number (480) 821-2408, at extension 5144.

EXHIBIT (a)(1)(G)
December __, 2006 – Final Week
     We are entering the final week of the Amkor Technology, Inc. Offer to Amend the Exercise Price of Certain Options (referred to as the “Offer to Amend”). After today, there are seven (7) days left to make your election. The Offer to Amend will expire at 5:00 p.m., Mountain Time, on December 21, 2006 unless we extend the offer.
     If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile or e-mail, by 5:00 p.m., Mountain Time, on December 21, 2006 by:
Tammy Honnas
Amkor Technology, Inc.
Fax: (480) 722-0676
E-mail: 409A@amkor.com
     Only responses that are complete, signed and actually received by Tammy Honnas by the deadline will be accepted. Responses submitted by any other means, including hand delivery, are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Tammy Honnas at phone number (480) 821-2408. If you have questions about the terms of this offer affecting your options, please direct them to Jerry Allison at:
Jerry Allison
Amkor Technology, Inc.
Tel: (480) 821-5000
E-mail: 409A@amkor.com
     This notice does not constitute the Offer to Amend. The full terms of the offer are described in (1) the Offer to Amend; (2) the e-mail from James J. Kim, dated November 22, 2006; (3) the election form; (4) the withdrawal form, (5) the presentation by Deloitte & Touche LLP describing the Offer to Amend, and (6) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through Amkor’s intranet site at http://aanet.amkor.com/, or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may access your personalized addendum by contacting Tammy Honnas at phone number (480) 821-2408, at extension 5144.

EXHIBIT (a)(1)(G)
December __, 2006 – Last Day (Offer Expiration Date)
     Today is the last day to elect to exchange your eligible options as part of the Amkor Technology, Inc. Offer to Amend the Exercise Price of Certain Options (referred to as the “Offer to Amend”). The Offer to Amend will expire at 5:00 p.m., Mountain Time, today, December 21, 2006.
     If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile or e-mail, by 5:00 p.m., Mountain Time, today, December 21, 2006 by:
Tammy Honnas
Amkor Technology, Inc.
Fax: (480) 722-0676
E-mail: 409A@amkor.com
     Only responses that are complete, signed and actually received by Tammy Honnas by the deadline will be accepted. Responses submitted by any other means, including hand delivery, are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Tammy Honnas at phone number (480) 821-2408. If you have questions about the terms of this offer affecting your options, please direct them to Jerry Allison at:
Jerry Allison
Amkor Technology, Inc.
Tel: (480) 821-5000
E-mail: 409A@amkor.com
     This notice does not constitute the Offer to Amend. The full terms of the offer are described in (1) the Offer to Amend; (2) the e-mail from James J. Kim, dated November 22, 2006; (3) the election form; (4) the withdrawal form, (5) the presentation by Deloitte & Touche LLP describing the Offer to Amend, and (6) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through Amkor’s intranet site at http://aanet.amkor.com/, or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may access your personalized addendum by contacting Tammy Honnas at phone number (480) 821-2408, at extension 5144.